UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 28, 2009, the Navajo County, Arizona Pollution Control Corporation (the “Navajo Issuer”) issued $166,150,000 aggregate principal amount of the Navajo County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Cholla Project) 2009 Series A, 2009 Series B, 2009 Series C, 2009 Series D and 2009 Series E (the “New Navajo Bonds”) for the benefit of Arizona Public Service Company (“APS”), pursuant to an Indenture of Trust dated as of May 1, 2009 (the “Navajo Indenture”) between the Navajo Issuer and The Bank of New York Mellon, as trustee (the “Trustee”). The proceeds of the New Bonds were loaned to APS pursuant to a Loan Agreement dated as of May 1, 2009 (the “Navajo Loan Agreement”) between the Navajo Issuer and APS, and will be used by APS to redeem (along with other monies provided by APS) $166,150,000 aggregate principal amount of the Navajo County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company) 2004 Series A, 2004 Series B, 2004 Series C, 2004 Series D and 2004 Series E. These redemptions are expected to occur by June 16, 2009.
     On May 28, 2009, the Coconino County, Arizona Pollution Control Corporation (the “Coconino Issuer”) issued $12,850,000 principal amount of the Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Navajo Project) 2009 Series A (the “New Coconino Bonds”) (the New Navajo Bonds and the New Coconino Bonds are hereinafter referred to as the “New Bonds”) for the benefit of APS, pursuant to an Indenture of Trust dated as of May 1, 2009 (the “Coconino Indenture”) (the Navajo Indenture and the Coconino Indenture are hereinafter referred to as the “Indentures”) between the Coconino Issuer and the Trustee. The proceeds of the New Coconino Bonds were loaned to APS pursuant to a Loan Agreement dated as of May 1, 2009 (the “Coconino Loan Agreement”) (the Navajo Loan Agreement and the Coconino Loan Agreement are hereinafter referred to as the “Loan Agreements”) between the Coconino Issuer and APS, and will be used by APS to redeem (along with other monies provided by APS) $12,850,000 principal amount of the Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company) 2004 Series A. This redemption is expected to occur by June 12, 2009.
     The New Bonds mature on June 1, 2034. The New Bonds are payable solely from revenues obtained from APS pursuant to the Loan Agreements.
     The New Bonds will be issued initially as bonds that bear interest at a term rate starting with the date of issuance and delivery. The New Bonds will have the following terms during the initial term rate periods:

	Aggregate
	Principal
	Amount	Term Rate	Initial Term Rate Period
Navajo 2009 Series A	$38,150,000	5.00%	Three years to June 1, 2012
Navajo 2009 Series B	$32,000,000	5.50%	Five years to June 1, 2014
Navajo 2009 Series C	$32,000,000	5.50%	Five years to June 1, 2014
Navajo 2009 Series D	$32,000,000	5.75%	Seven years to June 1, 2016
Navajo 2009 Series E	$32,000,000	5.75%	Seven years to June 1, 2016
Coconino 2009 Series A	$12,850,000	5.50%	Five years to June 1, 2014
     Upon the expiration of the initial term rate period, APS will convert each series of the New Bonds to a new rate period upon the satisfaction of certain conditions. Thereafter, interest on the New Bonds will be a daily rate, weekly rate, monthly rate, flexible rate, term rate, or fixed rate to the maturity of the New Bonds. There will be a mandatory tender of each series of the New Bonds upon conversion and remarketing of such series into such a new rate period.
     APS’ obligations under each Loan Agreement may be accelerated whenever any Event of Default has occurred and is continuing. An Event of Default under a Loan Agreement includes: (1) failure of APS to make payments on the related New Bonds when due, including any payment of purchase price due on the mandatory tender of such New Bonds at the end of the initial term rate period; (2) certain bankruptcy and insolvency events relating to APS; and (3) the failure of APS to observe and perform its covenants or agreements under such Loan Agreement after a cure period. APS’ covenants under the Loan Agreements are typical for transactions of this sort, including covenants intended to preserve the tax-exempt status of interest on the New Bonds. The Loan Agreements also contain a customary limitation on liens covenant. If APS’ obligations under a Loan Agreement are accelerated as a result of an Event of Default under such Loan Agreement, APS is required to redeem the related New Bonds. APS may also be required to redeem the New Bonds or a portion of the New Bonds if there is a determination of taxability with respect to the New Bonds, subject to the qualifications in the Indentures. In addition, APS’ obligations under the Loan Agreements are subject to mandatory prepayment if the related New Bonds are accelerated due to an Event of Default under the applicable Indenture. Events of Default under each Indenture include failure to make payments when due on or with respect to the related New Bonds and a default by the Issuer in its obligations under such Indenture after a cure period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: June 2, 2009	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: June 2, 2009	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

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